                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              VIA NET.WORKS, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement no.:

     -------------------------------------------------------------------------


     (3) Filing party:

     -------------------------------------------------------------------------


     (4) Date filed:

     -------------------------------------------------------------------------

[LOGO]

                              VIA NET.WORKS, Inc.
                       12100 Sunset Hills Road, Suite 110
                             Reston, Virginia 20190

Dear Fellow Shareholder:

   You are cordially invited to attend the annual meeting of shareholders of VIA NET.WORKS, Inc. to be held on Wednesday, May 23, 2001, at 8:30 a.m. E.D.T., at the Hyatt Regency Reston located at the Reston Town Center, at 1800 Presidents Street, Reston, Virginia.

   The matter to be acted on at the meeting, the election of directors, is described in the accompanying Notice and Proxy Statement. Included with these soliciting materials is a proxy card for voting, a postage prepaid envelope in which to return your proxy, instructions for voting by telephone, and a copy of our Annual Report to Shareholders.

   It is important that your shares be represented at the meeting, even if you cannot attend the meeting and vote your shares in person. We urge you to vote your shares. Please give careful consideration to the item to be voted upon, complete and sign the proxy card and return it in the envelope provided or vote by telephone as instructed. If you return a proxy card or vote by telephone and decide to attend the meeting, you may revoke your proxy at the meeting and vote your shares in person.

   We look forward to receiving your vote and seeing you at the meeting.

                                          Sincerely,


                                          /s/ David M. D'Ottavio
                                          David M. D'Ottavio
                                          Chairman of the Board of Directors
                                          and Chief Executive Officer

Reston, Virginia
April 20, 2001

                              VIA NET.WORKS, Inc.

                               ----------------

                    Notice of Annual Meeting of Shareholders
                           to be held on May 23, 2001

                               ----------------

   The annual meeting of the shareholders of VIA NET.WORKS, Inc. will be held at the Hyatt Regency Reston located at the Reston Town Center, in Reston, Virginia on May 23, 2001 beginning at 8:30 a.m. E.D.T. At the meeting, holders of VIA's outstanding voting common stock will consider and vote on the following matters, as more fully described in the Proxy Statement:

     1. The election of three Class I directors to serve for a three-year term; and

     2. Any other matters that may properly come before the meeting, or any postponements or adjournments of the meeting.

   Only shareholders of record at the close of business on April 5, 2001 are entitled to notice of, and to vote at, the meeting or any postponements or adjournments of the meeting. A complete list of shareholders entitled to vote will be available for inspection at VIA NET.WORKS, Inc.'s headquarters at 12100 Sunset Hills Road, Suite 110, Reston, Virginia 20190 for a period of ten days prior to the meeting.

   Whether or not you plan to attend the meeting in person, please complete, sign and return the enclosed proxy promptly in the accompanying reply envelope. By doing so, you will help us ensure the presence of a quorum at the meeting and save VIA the expense and work required to solicit proxies. If you send your proxy, you will still be able to change your vote or otherwise vote your shares in person at the meeting if you wish.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Matt S. Nydell
                                          Matt S. Nydell
                                          Vice President, General Counsel and
                                           Secretary

Reston, Virginia
April 20, 2001

                               TABLE OF CONTENTS

Purpose of the Meeting....................................................   1
Proxies and Voting Procedures.............................................   1
Election of Directors-Proposal 1..........................................   2
Audit Committee Report....................................................   7
Independent Accountants...................................................   8
Report of the Compensation Committee......................................   9
Executive Officers........................................................  11
Executive Compensation....................................................  13
Compensation Committee Interlocks and Insider Participation...............  15
Reporting Compliance Section 16(a) Beneficial Ownership Reporting
 Compliance...............................................................  15
Ownership of Securities...................................................  16
Related Transactions......................................................  19
Stock Performance Graph...................................................  20
Shareholder Proposals for the 2002 Proxy Statement........................  20
Other Matters.............................................................  21
Appendix A--Audit Committee Charter....................................... A-1

                              VIA NET.WORKS, INC.

                               ----------------

                                PROXY STATEMENT
                                      FOR
                      2001 ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

   This proxy statement contains information relating to the solicitation of proxies by the board of directors of VIA NET.WORKS, Inc. (VIA, the Company, or we) to be voted at the annual meeting of the shareholders of the Company to be held at 8:30 a.m. E.D.T. on Wednesday, May 23, 2001, at the Hyatt Regency Reston located at the Reston Town Center at 1800 Presidents Street, Reston, Virginia, and at any postponements or adjournments of the meeting. These materials were first mailed on or about April 20, 2001 to all shareholders entitled to vote at the annual meeting.

                             PURPOSE OF THE MEETING

   At the annual meeting, the holders of our voting common stock shall consider and vote on the matters noted in the attached Notice of Annual Meeting, including the election of three Class I directors and any other matters as may properly come before the shareholders. Our management will also provide a report on VIA's performance during fiscal year 2000 and answer questions posed by shareholders.

                         PROXIES AND VOTING PROCEDURES

   Only holders of our voting common stock of record as of the close of business on April 5, 2001, the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting or any postponements or adjournments of the meeting. We have two separate classes of common stock outstanding, voting and non-voting. If you were a shareholder of the voting common stock as of the close of business on April 5, 2001, you will be entitled to one vote for each share of voting common stock you held as of the record date. Our common stock is listed on Nasdaq National Market(R) and the Euronext Amsterdam exchange under the symbol "VNWI". As of the record date, there were 54,074,899 shares of voting common stock issued and outstanding.

Solicitation of Proxies

   In addition to this solicitation, which we are conducting by mail, VIA and its directors, officers and employees (who will receive no additional compensation) may also solicit proxies in person, by telephone, telegram, facsimile and other methods. VIA will pay all costs of the annual meeting and of soliciting, printing and mailing proxies.

Revocability Of Proxies

   If you are unable to attend the annual meeting, we urge you to vote your proxy. You may revoke your proxy at any time before the annual meeting or by attending the annual meeting and voting in person. If you wish to revoke your proxy, please send a written statement to the Secretary of the Company or send another properly executed proxy dated as of a later date to be delivered at or prior to the annual meeting.

Required Vote

   At the annual meeting, shareholders will be voting to elect Class I directors to the board of directors of VIA. The three nominees who receive the most affirmative votes will be elected as Class I directors. Under our Bylaws and the Delaware General Corporation Law, shares represented by proxies that reflect abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Accordingly, abstentions from the election of directors will not affect the election of the candidates receiving the most votes. With respect to all other proposals to come before the meeting, abstentions will have the same effect as votes against such proposal. Shares represented by brokers who are prohibited from exercising discretionary authority because the beneficial owners of such shares have not provided voting instructions (commonly referred to as "broker non-votes") will be counted as present for determining the presence of a quorum, but will not be counted for any purpose in determining whether a matter has been approved, except with respect to proposals for which such shares are deemed to be entitled to vote, in which case they will have the same effect as votes against such proposals.

Voting

   You may attend the annual meeting and vote in person. Or, as a registered shareholder, you may vote your shares by proxy, by mail or by telephone. To vote by mail, simply mark, sign and date your proxy card and return it in the postage-paid envelope provided. You may vote by telephone 24 hours a day, 7 days a week by calling 1-800-293-8533 up until 6:00 p.m. on the day prior to the annual meeting. These procedures may also be available to shareholders who hold their shares through a broker, nominee, fiduciary or other custodian. The enclosed proxy card contains further instructions for telephone voting. You will need proof of ownership of VIA shares to be admitted into the annual meeting. If you bring a proxy card, a recent statement from a securities broker indicating your shareholding in VIA or a proxy from a securities broker if you hold your VIA shares through a broker, you will be admitted to the annual meeting.

   Shares represented by proxies in the form enclosed, if such proxies are properly signed and returned and not revoked, and shares properly voted by telephone, will be voted as specified. Where no specification is made on a properly signed and returned proxy, the shares will be voted FOR the election of all nominees for director. We know of no business other than the election of directors to be transacted at the meeting. If other matters requiring a vote do arise, the persons named in the Proxy intend to vote in accordance with their judgment on such matters. To be voted, proxies must be filed with VIA's Secretary prior to the time of voting.

                       ELECTION OF DIRECTORS--PROPOSAL 1

Board of Directors

   Our board of directors is comprised of ten members and divided into three classes that have terms that expire in successive years. At each annual meeting of shareholders, directors will be elected for terms of three years each. The Class I Directors whose terms expire at the 2001 annual meeting are Stephen J. Eley, William A. Johnston and Mark J. Masiello. The board of directors proposes that these same individuals be re-elected as our Class I Directors for a full term of three years and until their successors are duly elected and qualified. Each of the nominees has consented to serve another term as a Class I Director.

Information about our Nominees and Directors

 Nominees for Election to the Board of Directors as Class I Directors

   Stephen J. Eley, 41, has served as a director of VIA since April 1999. Since January 1990, he has been a general partner of each of BCI Growth III, IV & V, private equity funds focused on providing growth capital to private and public companies. Prior to joining BCI, Mr. Eley was employed by AMEV Holdings/Venture Management in New York from 1986 to 1989 and by Peat Marwick Mitchell & Co. from 1983 to 1986. Mr. Eley received a B.S. in accounting from the University of Rhode Island.

   William A. Johnston, 49, has served as a director of VIA since May 1998 and served as Chairman of VIA's board of directors from December 1998 through November 1999. Since 1997, he has served as managing director of Hancock Venture Partners and HarbourVest Partners, LLC. Mr. Johnston joined Hancock Venture Partners as a Vice President in 1983 after working in the corporate finance department of John Hancock from 1981. Prior to 1981, he was Assistant Vice President for State Street Bank in Boston.
Mr. Johnston received a B.S. from Colgate University and an M.B.A. from Syracuse University School of Management. He serves on the advisory council of the Centennial Funds and the advisory committee of Highland Capital Partners. Additionally, Mr. Johnston is a member of the board of directors of the following U.S. companies: Benchmark Media, Inc., Epoch Networks, Inc., Formus Communications, Inc., Pangea, Ltd., and Venture eCommerce, Inc.

   Mark J. Masiello, 33, has served as a director of VIA since September 1999. Mr. Masiello is a Managing Director of Providence Equity Partners Inc., and he is a member of the general partner of Providence's private equity funds. Mr. Masiello has been with Providence since 1989. He currently serves as a director of MPower Communications Inc., Global Metro Networks, Ltd., Managed Storage International Inc. and Surebridge, Inc. Mr. Masiello received a B.A. from Brown University.

   The board of directors recommends that shareholders vote "FOR" the election of Messrs. Eley, Johnston and Masiello as Class I Directors.

 Class II Directors Remaining in Office and Not Standing for Election in 2001

   William J. Elsner, 49 has served as a director of VIA since September 1997. Since December 1999, he has been a Managing Member of Telecom Management III LLC, the general partner of Telecom Partners III L.P. and since October 1997, he has been a Managing Member of Telecom Management II, LLC, the general partner of Telecom Partners II, L.P. Telecom Partners III, L.P. and Telecom Partners II, L.P. are venture capital funds focused on early stage telecommunications services companies. From November 1995 until November 1997, Mr. Elsner was a private investor. From July 1991 until November 1995, Mr. Elsner was the Chief Executive Officer of United International Holdings, Inc., now UnitedGlobalCom, Inc., an international cable television operator he co-founded. Mr. Elsner is currently a member of the board of directors of OneSecure, Inc., CityNet Telecommunications, Inc., Exenet Technologies, Inc. and VeloCom Inc. Mr. Elsner received a B.S. in Accounting from Regis University and an M.B.A. from the University of Denver.

   Adam Goldman, 40, has served as a director of VIA since September 1999. Mr. Goldman is a general partner of Centennial Holdings IV and V, the general partners of Centennial Fund IV and Centennial Fund V, respectively, and is a managing principal of Centennial Holdings VI, the general partner of Centennial Fund VI. He serves as a senior vice president of Centennial Holdings, Inc., which he joined in 1992. From 1989 through 1991, Mr. Goldman was an associate of Booz, Allen and Hamilton in the strategy practice. Mr. Goldman is a member of the board of directors of Fantasma, HRZ and Ellacoya. Previously, he served on the boards of ATG Group, Prime Video, 24/7 Media, Highground and Spectrum Resources of the Midwest and was Chairman of the board of directors of Centennial Telecommunications. Mr. Goldman is the Chairman of the board of directors and former President of the Venture Capital Association of Colorado. Mr. Goldman received a Bachelor of Arts in economics from Northwestern University and a Masters of Management from the J.L. Kellogg School of Management at Northwestern University.

   Erik M. Torgerson, 35, has served as a director of VIA since May 1999. Since 1993, he has been a general partner of Norwest Equity Partners. Prior to joining Norwest Equity Partners in 1993, Mr. Torgerson was employed by Arthur Andersen & Co. in the financial consulting and audit practice. Mr. Torgerson currently serves on the board of directors at Norigen Communications, Inc., butlerNetworks A/s, SkyberNet Communications, riodata NV, and Peoplenet Communications. He is a C.P.A. and received his B.S. degree from the University of Minnesota and his M.B.A. from the University of Iowa.

 Class III Directors Remaining in Office and Not Standing for Election in 2001

   Gabriel A. Battista, 56, has served as a director of VIA since June 1999. He is Chairman and Chief Executive Officer of Talk America Holdings, Inc., where he has served since January 1999. From October 1996 to December 1998, he served as Chief Executive Officer of Network Solutions, Inc. From May 1994 to October 1996, he was Chief Executive Officer of Cable & Wireless, Inc., North America. Mr. Battista has also served as Chief Operating Officer of National Telephone Services Corporation and President of U.S. Sprint's Eastern Group and has held various positions with GTE Telenet and General Electric Company. Mr. Battista is a member of the board of directors of 2nd Century Communications, Inc., Capitol College, Systems & Computer Technology Corporation and Online Technologies Group, Inc. He is also a registered Professional Engineer in the State of Pennsylvania. Mr. Battista received a B.S.E.E. from Villanova University, an M.S.E.E. from Drexel University and an M.B.A. from Temple University.

   Edward D. Breen, 45, has served as a director of VIA since November 1999. Mr. Breen became Executive Vice President of Motorola, Inc. and President of Motorola's Network sector in January 2001, after having served as Executive Vice President and President of Motorola's Broadband Communications Sector following the merger of General Instrument Corporation with Motorola in January 2000. From December 1997 to January 2000, Mr. Breen served as Chairman of the Board, President and Chief Executive Officer of General Instrument Corporation after having served as its Acting Chief Executive Officer and President from October 1997 to December 1997. Mr. Breen was President of General Instrument's predecessor company's Broadband Networks Group from February 1996 to October 1997 and Vice President of General Instrument's predecessor company from November 1996 until October 1997. From October 1994 to January 1996 Mr. Breen was Executive Vice President, Terrestrial Systems of General Instrument's predecessor company. Mr. Breen is also a member of the board of directors of CommScope, Inc.

   David M. D'Ottavio, 51, has served as VIA's Chief Executive Officer and a director since April 1998 and as VIA's Chairman of the board of directors since November 1999. From April 1998 to June 1999, he also served as President. From January 1995 to August 1997, Mr. D'Ottavio served as Senior Managing Director of United Philips Communications, B.V., now United Pan-Europe Communications N.V., or UPC. From 1991 to 1994, Mr. D'Ottavio was Chief Operating Officer for United International Holdings, Inc., now UnitedGlobalCom, Inc. Previously, Mr. D'Ottavio served as Regional Vice President for Comcast Cable Communications and held various management positions with Westinghouse Electric Corporation. Mr. D'Ottavio currently serves on the board of Votera Corporation. Mr. D'Ottavio received his B.B.A. in Economics from Kent State University.

   John G. Puente, 70, has served as a director of VIA since April 1998. From 1987 through 1997, he held various positions at Orion Network Systems, Inc., as Chairman, Chief Executive Officer and member of the board of directors. He was a founder, and Chairman, of SouthernNet, Inc., and was instrumental in the founding of the National Telecommunications Network, a consortium of long distance fiber optic companies for which he served as the first Chairman. Mr. Puente was also a founder of DCC, Inc., which was merged with Microwave Associates in 1978 to form M/A-Com, subsequently acquired by Hughes Aircraft, now known as Hughes Network Systems, Inc. Mr. Puente is a member of the board of directors of Primus Telecommunications Group, Incorporated and Micros Systems, Inc. He is also Chairman of the board of directors of Internet Cargo Services, Inc., Capitol College and Virtualcom. Mr. Puente received a B.S.E.E. from Polytechnic University and an M.S.E.E. from Stevens Institute of Technology.

   Some of our directors became directors as a result of board designation rights we granted to some of our shareholders prior to our initial public offering. Specifically:

     (1) Mr. Johnston was the director designee of HarbourVest International Private Equity Partners III-Direct Fund L.P.

     (2) Mr. Eley was the director designee of BCI Growth V, LLC

     (3) Mr. Elsner was the director designee of Telecom Partners II, L.P.

     (4) Mr. Goldman was the director designee of Centennial Fund VI, L.P.

     (5) Mr. Masiello was the director designee of Providence Equity Partners, L.P.

     (6) Mr. Torgerson was the director designee of Norwest Equity Partners,
         LLC

   These board designation rights terminated as of our initial public offering. There are no family relationships among any of our directors or executive officers.

Compensation of Directors

   Each of our independent directors who is not an employee of VIA or was not, prior to our initial public offering, a board designee of one of our shareholders, receives an annual fee of $5,000 for serving on our board, plus $1,000 for each regularly scheduled meeting attended and $500 for each special meeting and each committee meeting attended. In addition, each of these directors, upon joining our board, received an option to purchase 100,000 shares of our common stock at an exercise price equal to the fair market value of the stock on the date of grant. These options typically vest over three years. In addition, prior to our initial public offering, independent directors received the right, granted under our Key Employee Equity Plan described below, to purchase up to 50,000 shares of our common stock at an exercise price equal to the fair market value of the stock on the date of grant. Currently Messrs. Battista, Breen and Puente are our only directors who have received this compensation package. All of our directors are reimbursed for travel and other expenses relating to attendance at meetings of the board of directors or committees of the board of directors.

Our Confidentiality Policy and our Directors

   Because our directors may serve as executive officers or directors of companies that compete with us for acquisition candidates, we have adopted a policy on confidentiality to protect our confidential information and prevent our directors from facing conflicts of interest that they may not be able to resolve. Under this policy, our directors are not required to bring to our attention any information about potential acquisitions of Internet services providers and other related services providers of which they become aware exclusively through their affiliations with, or membership on the boards of directors of, other specified companies, and we do not consider this type of opportunity to constitute a corporate opportunity of ours. Specifically, we have entered into agreements under this policy with Edward D. Breen relating to his relationship with Motorola, Inc. and with John G. Puente relating to his relationship with Primus Telecommunications Group. In addition, under this policy, our directors are required to maintain the confidentially of our financial and operating information.

Board Committees and Meetings

   During the fiscal year ended December 31, 2000, our board of directors held seven regularly scheduled meetings and three special meetings. All of the directors attended or participated in more than 75% of the aggregate number of the meetings of the board of directors and committees on which they served, except William A. Johnston, who attended 65% of the aggregate number of board meetings and finance committee meetings. The board has established standing audit, compensation, finance and nominating committees. The membership of each committee of the board is noted in the chart below.

   Audit Committee. The audit committee recommends for approval and appointment by our board of directors, and monitors the independence and performance of VIA's independent auditors. The audit committee also assists the board by monitoring the integrity of our financial statements and reviewing our compliance with legal and regulatory requirements and overseeing our internal control practices. This committee met on six occasions during the last fiscal year.

   Compensation Committee. The compensation committee is responsible for administering our Amended and Restated 1998 Stock Option and Restricted Stock Plan and our Key Employee Equity Plan, establishing the compensation of our Chief Executive Officer and reviewing and approving our compensation policies for our executive officers. The compensation committee held six meetings during the last fiscal year.

   Finance Committee. The finance committee is responsible for reviewing and making recommendations on proposed debt and equity financings and for reviewing and approving acquisitions and investments by VIA up to specified limits. The finance committee met on six occasions during the last fiscal year.

   Nominating Committee. The nominating committee is responsible for identifying, evaluating and recommending individuals for membership on our board of directors and its committees. This committee met twice in the last fiscal year. The nominating committee has not adopted a procedure for recommending persons nominated by shareholders to our board of directors.

                             AUDIT COMMITTEE REPORT

   The audit committee recommends VIA's independent auditors for approval and appointment by our board of directors. The audit committee also monitors the independence and performance of VIA's independent auditors. The audit committee also assists the board by monitoring the integrity of our financial statements, reviewing our compliance with legal and regulatory requirements and overseeing our internal control practices. Further detail on the audit committee's responsibilities is set forth in the audit committee charter adopted by the board of directors, a copy of which is attached as Appendix A. The audit committee members are Messrs. Torgerson, Puente and Eley, all of whom are non-employee directors.

   The members of the audit committee are independent, as defined in Rule 4200(a)(14) of the National Association of Securities Dealers listing standards.

   In fulfilling its responsibilities, the committee has reviewed and discussed with VIA's management and independent auditors the audited financial statements contained in the 2000 annual report on Form 10-K filed with the Securities and Exchange Commission. The Company's management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for opining on the conformity of those audited financial statements with generally accepted accounting principles in the United States.

   The committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the committee received the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, has discussed with the independent auditors the auditors' independence from the Company and its management, and has considered the compatibility of non-audit services with the auditor's independence.

   In reliance on the reviews and discussions referred to above, the audit committee recommended to the board the inclusion of the audited financial statements in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          Submitted by the Audit Committee

                                          Erik Torgerson, Chair
                                          John Puente
                                          Stephen Eley

                            INDEPENDENT ACCOUNTANTS

   PricewaterhouseCoopers LLP (PwC) has acted as the Company's independent accountants for the fiscal year 2000 and has been recommended by the audit committee and appointed by the board of directors to act as the Company's independent accountants for fiscal year 2001.

   Representatives from PwC are expected to be present at the annual meeting, will have an opportunity to make a statement at the meeting if they desire to do so, and are expected to be available to respond to appropriate questions at the meeting.

   The following table sets forth the fees paid by the Company to PwC for the fiscal year ended December 31, 2000:

     Audit Fees..................................................... $1,290,355
     Financial Information Systems Design and Implementation Fees...          0
     Other Fees.....................................................  2,604,216

   The amounts shown above include out-of-pocket expenses incurred by PwC in connection with the provision of such services. The amount shown for "Audit Fees" includes fees relating to the audit of our financial statements for the year ended December 31, 2000 and also includes fees relating to quarterly reviews of financial statements, including the Forms 10-Q for the three months ended March 30, 2000, June 30, 2000 and September 30, 2000. The amount shown for "All Other Fees" also includes fees relating to

  . agreed-upon procedures, such as the analysis of inventory processes and the evaluation and review of internal control structure

  . financial due diligence services relating to acquisitions

  . transaction services relating to acquisitions

  . tax advice and consultation

  . professional services rendered in connection with filings with the SEC related to VIA's initial public offering.

   The audit committee has considered whether PwC's provision of the services generating "All Other Fees" is compatible with maintaining independence.

                      REPORT OF THE COMPENSATION COMMITTEE

   The compensation committee of the board of directors has provided the following report on executive compensation for fiscal year 2000. The compensation committee members are Messrs. Puente, Battista and Goldman, all of whom are non-employee directors.

Compensation Philosophy

   The compensation committee is responsible for administering our stock option plans, including our Amended and Restated 1998 Stock Option and Restricted Stock Plan and our Key Employee Equity Plan, establishing overall compensation for our Chief Executive Officer and reviewing compensation policies for our senior executive officers.

   VIA's compensation policies are intended to create appropriate incentives to motivate our employees to achieve our corporate goals and to ensure our future success. The compensation committee supports these policies by ensuring that our executive officers receive competitive compensation packages that recognize the contributions each executive makes to VIA's performance.

   VIA has structured its compensation packages for executive officers to include three main components: base salary, performance bonus and stock option grants. The compensation committee believes these three components will enable and are necessary for the Company to attract and retain highly qualified executive officers in the competitive technology industry.

   Base salary. The initial base salary for each executive officer is based on negotiations with the individual taking into account market conditions, salary history, and compensation levels of other executive officers with equivalent responsibility within the Company. The base salary of each executive officer is reviewed at his or her anniversary hire date for merit increases up to a certain percentage of the base salary and for market adjustments. Merit increases are determined primarily based upon each executive's contributions towards the Company's success and his or her achievements within the executive's functional area during the prior twelve month period. The compensation committee reviews and approves recommendations for merit and market adjustment increases made by VIA's Chief Executive Officer.

   Performance Bonus. All executive officers are eligible for an annual performance bonus, generally, up to a specified percentage of their base salary. The determination of performance bonuses for each executive officer, other than the Chief Executive Officer, is based partly on achievement of personal goals agreed upon between the executive and his or her supervisor and partly upon specified corporate goals targeted to the executive's functional responsibilities within the Company. The corporate goals component of the performance bonus for each of VIA's senior executive officers, Messrs. Simmons and Nydell and Ms. Graham, is based on the financial and business goals established during the first quarter of the prior fiscal year. After the conclusion of each fiscal year, the compensation committee reviews and reports to the full board of directors the extent to which the corporate goals have been met. The compensation committee also approves the performance bonuses to be paid to VIA's senior executive officers based on the recommendations of VIA's Chief Executive Officer (other than with respect to his own performance) which takes into account the Company's success in meeting corporate goals and his assessment of each executive's success in meeting personal goals. The performance bonus amounts for fiscal years 2000, 1999 and 1998 are set forth in the Summary Compensation Table in this proxy statement.

   Stock option grants. The compensation committee receives the recommendation of the Chief Executive Officer for initial stock option grants for all executive officers in connection with commencement of their employment. Executive officers are typically eligible for additional grants of options in recognition of extraordinary individual performance, promotion, and in connection with a broad based general distribution of options to employees in recognition of superior performance of the Company. The compensation committee is responsible for approving all such subsequent grants based on the recommendation of the Chief Executive Officer.

Chief Executive Officer Compensation

   Mr. D'Ottavio's annual base salary was established in 1998 upon his joining the Company, based on negotiations with Mr. D'Ottavio, taking into account competitive salary information reviewed by the Company. In May 2000, the compensation committee increased his salary in recognition of his superior achievements in leading VIA from a start-up company in 1998 with no revenues or operations to a leading Internet services company with operations in major commercial centers throughout Europe and Latin America, successfully raising $188 million in two rounds of private financing, and bringing VIA public as a listed company on the Nasdaq National Market(R) and the Euronext Amsterdam exchange while raising net proceeds of $333 million. In formulating
Mr. D'Ottavio's 2000 increase, the compensation committee reviewed publicly available information on compensation of other chief executive officers of other Internet and technology companies to ensure that Mr. D'Ottavio would receive a competitive and market-based compensation.

   Mr. D'Ottavio is also eligible for an annual bonus up to a maximum of 50% of his base salary. The determination of the annual bonus for Mr. D'Ottavio is based solely on the achievement by the Company of the corporate goals established by the committee for each fiscal year to ensure that Mr. D'Ottavio's compensation is aligned with achievement of the Company's goals. The bonus award to Mr. D'Ottavio in 2000, 1999 and 1998 is noted in the Summary Compensation Table in this proxy statement. The committee did not award him stock options in fiscal year 2000, pending a review of options remaining available in the overall option pool, but has done so in the first quarter of 2001 to recognize his contributions.

                                         Submitted by the Compensation Committee

                                         John Puente, Chair
                                         Gabriel Battista
                                         Adam Goldman

                               EXECUTIVE OFFICERS

   The following table shows information about each of our executive officers as of April 1, 2001.

   Name                  Age                              Position
   ----                  ---                              --------
David M. D'Ottavio......  51 Chief Executive Officer and Chairman of the Board of Directors
Michael J. Simmons......  47 President
Catherine A. Graham.....  40 Vice President, Chief Financial Officer and Treasurer
Matt S. Nydell..........  41 Vice President, General Counsel and Secretary
Timothy J. Galante......  39 Vice President, Sales and Marketing
Peter T. Shephard.......  55 Vice President, United Kingdom, Ireland and Southern Europe Region
Erwin Wilem Vink........  54 Vice President, Central and Western Europe Region
Antonio A.V. Tavares....  51 Vice President, South American Region
Luis Almeida Dingler....  37 Vice President, North American Region

   David M. D'Ottavio (please see biographical information above)

   Michael J. Simmons has served as VIA's President since June 1999. From September 1998 to June 1999 he was Vice President, European Region. Mr. Simmons was employed by United Pan-Europe Communications, serving as Managing Director Portugal, from July 1995 to December 1997,and as Vice President Marketing for 2000, the UPC and MEDIA ONE joint venture in Amsterdam from December 1997 to September 1998. In that role, he was responsible for telephony and cable modem Internet products in both the residential and business markets, as well as all sales, customer service and call center operations. From September 1987 to December 1994, Mr. Simmons was employed by Comcast Cable Communications, serving first as General Manager of Comcast's Ft. Wayne, Indiana system and then as Area Vice President in New Jersey. Previously, he held marketing, sales and operating positions with Insight Communications Company, Inc. and Westinghouse Broadcasting and Cable. Mr. Simmons received his B.A. in History and Communications from St. Mary's University of Minnesota.

   Catherine A. Graham joined VIA in July 1998 as Vice President, Chief Financial Officer and Treasurer. From January 1996 to July 1998, she was Vice President, Finance and Investor Relations Officer for Yurie Systems, Inc., a publicly traded telecommunications equipment manufacturer subsequently purchased by Lucent Technologies, Inc. Ms. Graham was responsible for Yurie's financial and risk management infrastructure, managing Yurie's initial public offering and handling communications with the investment community. From August 1994 to December 1995, she was with Smith Barney, Inc. as a consultant in the Corporate and Institutional Services Group. From August 1991 to April 1994, she was Chief Financial Officer, Treasurer and Senior Investor Relations Officer for DavCo Restaurants, Inc., the largest franchisee of Wendy's International. Ms. Graham received a B.A. in Economics from the University of Maryland and an M.B.A. from Loyola College.

   Matt S. Nydell joined VIA in August 1998 as Vice President, General Counsel and Secretary. From November 1996 to August 1998, he was Director, Ventures and Alliances for MCI Communications Corporation, where he oversaw MCI's interest in Concert Communications Company, an international telecommunications joint venture with British Telecommunications. From June 1994 to November 1996, he was Senior Counsel in MCI's legal group responsible for supporting MCI's Mass Markets advanced technologies and its information technology groups. Prior to joining MCI, Mr. Nydell was an attorney with the Washington office of Donovan Leisure Newton and Irvine, focusing on telecommunications and multimedia issues, and general corporate and commercial matters. Mr. Nydell received a J.D./M.A., foreign affairs, from the University of Virginia, and a B.A., with honors, in Philosophy from Bucknell University has served as VIA's Vice President, Sales & Marketing since March 2001. From April 2000 to March 2001, he served as VIA's Vice President, Marketing.

   Timothy J. Galante has served as VIA's Vice President, Sales & Marketing since March 2001. From April 2000 to March 2001, he served as VIA's Vice President, Marketing. From February 1998 to March 2000, he was Director of Marketing for MCI WorldCom International Services, responsible for product strategy, development, and management of wholesale voice and IP solutions. From August 1996 to January 1998 he was

General Manager of MCI Puerto Rico, overseeing the company's residential and commercial operations. From July 1988 to July 1996 he held various sales and marketing positions with MCI Communications Corporation. Prior to joining MCI, Mr. Galante was an officer in the United States Air Force. He holds a M.B.A. from the Stern School of Business at New York University, a M.A. in Information Technology from The George Washington University, and a B.A. in Mathematics and Government from Cornell University.

   Peter T. Shepard joined VIA in January 2000 as Managing Director, UK and Ireland and became Vice President, UK, Ireland and Southern Europe in June 2000. From September 1998 to December 1999, Mr. Shephard was Managing Director of FAM EComputers, a UK software house. Prior to that, from September 1997, he was Managing Director of Global One, UK & Ireland. From January 1995 until August 1997, Mr. Shephard was with AT&T (UK) where he was Managing Director, Solutions and Value Added Services, before becoming Vice President, Vertical Markets & Electronic Commerce.

   Erwin Wilem Vink joined VIA in August 2000 as Vice President for the Central and Western Europe Region. From September 1998 to August 2000, Mr. Vink was Managing Director of Tachyon Europe, in which capacity he established the European operation of Tachyon Inc., delivering two-way high performance Internet access, intranets and extranets via satellite. From 1995 to 1998 he was Managing Director of EUnet, a leading European ISP operating in 40 countries. He was instrumental in setting up RIPE-NCC, one of the three regional Internet registries, as an independent organization and continues to serve as a board member of the organization. Prior to serving EUnet, he served as Vice President for European Operations at X/Open and, before that, he was Director of Marketing for the Continental European Division at Atlantic Computers, PLC. He has also held the position of head of the Department for International Activities for Data Centralen, a Danish systems integrator. Mr. Vink holds an MBA in International Business Management.

   Antonio A.V. Tavares joined VIA in December 1998 when we acquired Dialdata S.A. Internet Systems, which is now named VIA NET.WORKS Brasil S.A. Since February 2001, Mr. Tavares has served as Vice President, South American Region. From May 1999 until February 2001, he served as Vice President, Latin American Region. From 1993 until May 1999, he was President of Dialdata, a corporate Internet services provider in Brazil that he founded in 1993. From April 1986 to May 1994, Mr. Tavares was General Manager of Habasit, a Swiss manufacturer of industrial products operating in Brazil. Since November 1996, he has served as President of ABRANET, the Brazilian Internet service providers association, responsible for leading the development of the Brazilian Internet industry. He also is the IT Director of FIESP, the Sao Paulo State Industry Association, and Director of Camara Portuguesa de Comercio do Brasil. Mr. Tavares is also a member of the National Advise of Telecommunications, a private council made up of several private telecommunication associations in Brazil. Mr. Tavares has completed the general course of Commerce at Escola Comercial Oliveira Martins in Portugal and also of Sales & Marketing at Fundacao Getulio Vargas in Brazil.

   Luis Almeida Dingler joined VIA in October 1999 when we acquired InfoAcces, now named VIA NET.WORKS Mexico, where he was CEO of that company's Network division. Since February 2001, he has served as Vice President North America Region and from October 1999 to February 2002, he was Managing Director of VIA NET.WORKS Mexico. From May 1996 to May 1999, Mr. Almeida was Executive Vice President at Grupo Carso (Consoricio Red Uno-Telmex) and from June 1989 to May 1996 he was Executive Vice President at Banco Nacional de Comercio Exterior, S.N.C. (Eximbank). Mr. Almeida holds a B.S. Degree in Economics from the Autonomous Technological Institute of Mexico.

                             EXECUTIVE COMPENSATION

   The following table presents a summary of compensation paid during the past three fiscal years to our Chief Executive Officer and the four most highly compensated executives, all of whom we refer to as our named executive officers.

                           Summary Compensation Table

                                                                    Long-Term
                                                                   Compensation
                                             Annual Compensation    Securities
                                            ----------------------  Underlying
        Name and Principal Position         Year  Salary   Bonus     Options
        ---------------------------         ---- -------- -------- ------------
David M. D'Ottavio(1)...................... 1998 $212,500 $100,000   300,000
 Chief Executive Officer                    1999  300,000  120,000   700,000
                                            2000  331,242  175,000       --

Michael J. Simmons......................... 1999  200,630   72,227   335,000
 President                                  2000  229,363  116,500    52,500

Catherine A. Graham(2)..................... 1998   78,570   33,000   110,000
 Vice President, Chief Financial Officer &
  Treasurer                                 1999  177,792   77,339   265,000
                                            2000  187,000  106,300    56,250

Matt S. Nydell............................. 1999  156,875   68,241   265,000
 Vice President, General Counsel and
  Secretary                                 2000  165,000   98,300    56,250

Peter T. Shephard(3)....................... 2000  188,547      --    101,250
 Vice President, UK, Ireland and Southern
  Europe Region

--------
(1) Mr. D'Ottavio joined VIA on April 14, 1998.
(2) Ms. Graham joined VIA on July 13, 1998.
(3) Mr. Shephard's compensation is paid in Pounds Sterling ((Pounds)). Mr. Shephard's salary for 2000 shown in the table above was converted into U.S. dollars using the average GBP/US$ exchange rate for 2000. Mr. Shephard has been awarded a bonus for 2000 of (Pounds)53,135, which will be paid at the end of April 2000.

Option Grants in Last Fiscal Year

   The following table provides information relating to options to purchase common stock we granted our named executive officers during the year ended December 31, 2000. The percentages in the table below are based on the options to purchase shares of our common stock we granted under our 1998 Stock Option and Restricted Stock Plan in the year ended December 31, 2000. The options described in the table below become exercisable over periods of from three to four years and have a term of ten years. For periods prior to our initial public offering, the market value per share presented in the table below has been determined on a basis consistent with the method we used to price shares of preferred stock we sold our investors. Potential realizable values are net of exercise price before taxes and are based on the assumption that our common stock appreciates at the annual rates shown, compounded annually, from the date of grant until the expiration of the 10-year term. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect our estimates of future stock price growth.

                       Option Grants in Last Fiscal Year

                                     Individual Grants
                         ------------------------------------------
                                                                         Potential
                                                                    Realizable Value at
                                    Percent of                            Assumed
                                      Total                           Annual Rates of
                         Number of   Options                            Share Price
                         Securities Granted to                       Appreciation for
                         Underlying Employees  Exercise                 Option Term
                          Options   in Fiscal    Price   Expiration -------------------
   Name                   Granted      Year    Per Share    Date       5%       10%
   ----                  ---------- ---------- --------- ---------- -------- ----------
David M. D'Ottavio......      --       --          --          --        --         --
Michael J. Simmons......   52,500      1.3%     $ 9.00    09/25/10  $260,503 $  641,630
Catherine A. Graham.....   56,250      1.4%       9.00    09/25/10   279,110    687,461
Matt S. Nydell..........   56,250      1.4%       9.00    09/25/10   279,110    687,461
Peter T. Shephard.......   75,000      1.9%      18.69    06/25/10   772,824  1,903,503
                           26,250      0.7%       9.00    09/25/10   130,251    320,815

Option Exercises and Fiscal Year-End Option Values

   The following table presents summary information with respect to stock options exercised by our named executive officers during the year ended December 31, 2000 and owned by our named executive officers at December 31, 2000. For periods prior to our initial public offering, we have calculated the value realized using a market value per share determined on a basis consistent with the method we used to price shares of preferred stock we sold our investors. We have calculated the value of unexercised in-the-money options based on the closing price of the stock on the Nasdaq National Market(R) on December 31, 2000 of $3.81 per share.

   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                     Values

                                                         Number of
                                                   securities underlying     Value of unexercised
                          Number of               unexercised options at    in-the-money options at
                           shares                    December 31, 2000         December 31, 2000
                         acquired on    Value    ------------------------- -------------------------
   Name                   exercise   Realized($) Exercisable Unexercisable Exercisable Unexercisable
   ----                  ----------- ----------- ----------- ------------- ----------- -------------
David M. D'Ottavio......      --           --      545,833      454,167     $545,019     $298,881
Michael J. Simmons......   31,250      425,000     182,604      273,646       32,381      108,919
Catherine A. Graham.....   41,250      561,000     157,708      232,292       32,381      123,049
Matt S. Nydell..........   38,958      529,829     157,709      234,583       32,381      123,049
Peter T. Shephard.......      --           --       21,875      154,375          --           --

Stock Plans

   Key Employee Equity Plan. In 1998, we adopted the Key Employee Equity Plan to attract and retain qualified officers, key employees, directors and other persons at VIA and our operating companies by granting them the right to purchase shares of our common stock. Typically, purchase rights under this plan are fully vested on the date of the grant and expire two months from the date of the grant unless earlier terminated.

   A total of 800,000 shares have been reserved for issuance under our Key Employee Equity Plan, of which 585,483 have been issued and are currently outstanding as of April 1, 2001. Currently, there are no outstanding purchase rights under our Key Employee Equity Plan.

   Our compensation committee, which administers the Key Employee Equity Plan, has full power and final authority to designate the grantees, to determine the number of purchase rights awarded and to determine the terms and conditions relating to the vesting, exercise, transfer or forfeiture of the grant, including the exercise price. Upon termination of a grantee's employment or other relationship with us, any unexercised purchase rights held by the grantee terminate immediately.

   1998 Stock Option and Restricted Stock Plan. We have adopted the Amended and Restated 1998 Stock Option and Restricted Stock Plan, which allows us to issue restricted shares of our common stock or options to purchase shares of our common stock. The total number of shares of our common stock available for issuance under the 1998 plan is 9,200,000, no more than 125,000 of which may be issued in the form of restricted common stock. No person may be granted more than 125,000 shares of restricted stock or options to purchase more than 1,000,000 shares of stock in any calendar year.

   The 1998 plan is administered by the compensation committee. Except as described in the plan, our compensation committee determines the grantees, the type of grant, number of shares subject to each grant, and the term, exercise price, and vesting schedules for each grant. All of our employees are eligible to participate under the 1998 plan. The maximum term of options granted under the 1998 plan is ten years plus one month.

   Options to purchase 8,036,743 shares of common stock were issued and outstanding under the 1998 plan as of April 1, 2001. All of these options are subject to vesting requirements based on continued employment, typically vesting over two to four years. Option agreements governing options granted to VIA employees generally provide for the acceleration of the vesting period if there is a change of control of VIA in which we are not the surviving company, except if the surviving company assumes the obligations under existing option grants, an equivalent and substitute option in stock in the surviving company is provided, or VIA's board determines that the change of control will not trigger accelerations of the options. The option agreements governing options granted to Messrs. D'Ottavio, Simmons and Nydell and Ms. Graham provide, without exception, for acceleration of the vesting period if there is a change of control of VIA in which VIA is not the surviving company. Options granted prior to our initial public offering on February 11, 2000 have an exercise price equal to what the board determined the fair market value of the common stock to be on the date of the grant. Options granted after the date of our initial public offering have an exercise price equal to the closing price for our stock on the Nasdaq National Market(R) on the last trading day immediately prior to the date of grant.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   No member of our compensation committee has been employed by or served as an officer of VIA or our subsidiaries, or has had any relationship requiring disclosure in "Related Transactions."

                              REPORTING COMPLIANCE
            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and certain shareholders to file reports with the SEC on Forms 3, 4 and 5 for the purpose of reporting their ownership of and transactions in our securities. Based on our review of Forms 3 and Forms 4 and amendments thereto, filed during the year ended December 31, 2000 and Forms 5 and amendments thereto filed with respect to the year ended December 31, 2000, and certain written representations, VIA does not believe that any of VIA's directors, officers or beneficial owners of more than 10% of our common stock failed to file a form or report a transaction on a timely basis.

                            OWNERSHIP OF SECURITIES

   The following table shows the number and percentage of outstanding shares of our common stock that were owned as of April 1, 2001 by:

  . each person who we know to be the beneficial owner of more than 5% of our outstanding common stock

  . each of our directors and named executive officers, and

  . all of our directors and executive officers as a group.

   As of April 1, 2001, there were 54,074,899 shares of common stock and 6,770,001 shares of non-voting common stock outstanding.

   The total number of shares of common stock outstanding used in calculating the percentage owned by each person includes the shares of common stock issuable upon conversion of our non-voting common stock or upon the exercise of options held by that person that are exercisable within 60 days of April 1, 2001.

   Unless indicated otherwise below, the address for our directors and officers is c/o VIA NET.WORKS, Inc., 12100 Sunset Hills Road, Suite 110, Reston, VA 20190. Except as indicated below, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

                                                      Number of   Percentage of
                                                        Shares       Shares
                                                     Beneficially Beneficially
          Name                                          Owned         Owned
          ----                                       ------------ -------------
Norwest Equity Capital, LLC and related
 entity(1).........................................   7,184,679       10.9%
John E. Lindahl, George J. Still, Jr. and John P.
 Whaley(1).........................................   7,184,679       10.9
Capital Research and Management Company(2).........   4,392,100        7.2
Telecom Partners II, L.P. and Stephen W.
 Schovee(3)........................................   4,175,262        6.9
Centennial Fund V, L.P.(4).........................   4,005,806        6.6
HarbourVest International Private Equity Partners
 III-Direct Fund L.P.(5)...........................   3,833,334        6.3
Edward Kane and Brooks Zug(5)......................   3,833,334        6.3
Centennial Fund VI, L.P.(6)........................   3,626,542        6.0
Providence Equity Partners L.P. and affiliated
 entity(7).........................................   3,433,333        5.6
David M. D'Ottavio(8)..............................     820,831        1.3
Michael J. Simmons(9)..............................     355,656         *
Catherine A. Graham(10)............................     338,081         *
Matt S. Nydell(11).................................     322,281         *
Peter T. Shephard (12).............................      48,437         *
Gabriel A. Battista (13)...........................     118,766         *
Edward D. Breen (14)...............................     102,777         *
Stephen J. Eley(15)................................   2,105,767        3.5
William J. Elsner(3)...............................   4,175,262        6.9
Adam Goldman(4)(6).................................      65,000         *
William A. Johnston(5).............................         --          *
Mark J. Masiello(6)................................       1,500         *
John G. Puente (16)................................     122,796         *
Erik M. Torgerson..................................         --          *
All directors and executive officers as a group (18
 persons)(17)......................................   8,770,244       14.0

--------
*Less than 1%.
(1) This amount consists of 5,050,000 shares of common stock issuable upon the conversion of shares of non-voting common stock held by Norwest Equity Capital, LLC, 1,842,751 shares of common stock held by

    Norwest Equity Capital and 291,928 shares of common stock held by Norwest Venture Partners VI, L.P. As the managing member of Norwest Equity Capital, LLC, Itasca NEC, LLC has voting and investment power over the shares of stock held by Norwest Equity Capital and may therefore be deemed to be the beneficial owner of these shares. Messrs. Lindahl, Still and Whaley share voting and investment power over shares held by Norwest Equity Capital and may also therefore be deemed to beneficially own these shares. Itasca and each of Messrs. Lindahl, Still and Whaley disclaim beneficial ownership of these shares except to the extent of its or his pecuniary interest in them. In addition, Messrs. Still and Whaley share voting and investment power over shares beneficially owned by Norwest Venture Partners VI, and each disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in them. Mr. Torgerson does not have voting or investment power over any of these shares. The address for each of Norwest Equity Capital, Itasca, and Messrs. Lindahl and Whaley is 3600 IDS Center, 80 South 8th St., Minneapolis, Minnesota 55402. The address for Mr. Still is 245 Lytton Ave., Suite 250, Palo Alto, California 94301.

(2) The address of Capital Research and Management Company is 333 South Hope Street, Los Angeles, California 90071. Capital Research and Management Company does not have voting power over these shares. Information regarding Capital Research and Management Company and its holdings is based on a Schedule 13G filed by Capital Research and Management Company with the Securities and Exchange Commission on February 12, 2001.

(3) Mr. Elsner and Mr. Schovee may be deemed to share voting and investment power over these shares. Each of Messrs. Elsner and Schovee disclaims beneficial ownership over these shares except to the extent of his pecuniary interest in them. The address of Telecom Partners II, L.P., Mr. Schovee and Mr. Elsner is 4600 South Syracuse, Suite 1000, Denver, Colorado 80237.

(4) Excludes 3,626,542 shares held by Centennial Fund VI, L.P. and 613,241 shares held by other entities affiliated with Centennial Fund V, L.P., including 124,274 shares held by Centennial Entrepreneurs Fund V, L.P. and 225,972 shares held by Centennial Holdings I, LLC. Centennial Fund V has no voting or investment power over these shares and disclaims beneficial ownership of them. Centennial Entrepreneurs Fund V and Centennial Holdings I, LLC each disclaims beneficial ownership of shares held by Centennial Fund V. Centennial Holdings V, L.P. is the sole general partner of Centennial Fund V and of Centennial Entrepreneurs Fund V and, accordingly, may be deemed to be the indirect beneficial owner of the shares of common stock they hold by virtue of its authority to make decisions regarding the voting and disposition of such shares. Also excludes 100,000 shares of common stock issuable upon the exercise of a warrant held by Steven Halstedt that is exercisable within 60 days. While this warrant is held in Mr. Halstedt's name, it is held for the benefit of certain Centennial entities that may be deemed the beneficial owner of this warrant. Mr. Halstedt disclaims beneficial ownership of the shares underlying the warrant. Mr. Halstedt is one of five general partners of Centennial Holdings V. Acting alone, Mr. Halstedt does not have voting or investment power over any of these shares and, as a result, Mr. Halstedt disclaims beneficial ownership of these shares except to the extend of his pecuniary interest in them. Mr. Goldman, who is one of five general partners of Centennial Holdings V, has no voting or investment power over any of these shares and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in them. The address for Centennial Fund V and Mr. Goldman is 1428 Fifteenth Street, Denver, Colorado 80202.

(5) Voting and investment power over these shares is held jointly by Mr. Edward Kane and Mr. Brooks Zug, the managing members of HarbourVest Partners, LLC, which is the managing member of HIPEP III --Direct Associates LLC, which in turn is the general partner of HarbourVest International Private Equity Partners III-Direct Fund L.P. Although Mr. William Johnston is a managing director and owner, or member, of HarbourVest Partners, LLC, Mr. Johnston is not a managing member of HarbourVest Partners, LLC and accordingly has no voting or investment power over these shares. Each of Messrs. Kane and Zug disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in them. The address of HarbourVest International Private Equity Partners III and of Messrs. Johnston, Kane and Zug is c/o HarbourVest Partners, LLC, One Financial Center, 44th Floor, Boston, Massachusetts 02111.

(6) Excludes 4,005,806 shares held by Centennial Fund V, L.P. and 613,241 shares held by other entities affiliated with Centennial Fund VI, L.P., including 90,995 shares held by Centennial Entrepreneurs Fund VI, L.P., 172,000 shares held by Centennial Strategic Partners VI, L.P. and 225,972 shares held by Centennial Holdings I, LLC. Centennial Fund VI has no voting or investment power over these shares and disclaims beneficial ownership of them. Centennial Entrepreneurs Fund VI, Centennial Holdings I, LLC and Centennial Strategic Partners VI each disclaim beneficial ownership of shares held by Centennial Fund VI. Centennial Holdings VI, LLC is the sole general partner of Centennial Fund VI and of Centennial Entrepreneurs Fund VI and is the managing member of CSP VI Management LLC, the general partner of Centennial Strategic Partners VI. Accordingly, Centennial Holdings VI LLC may be deemed to be the indirect beneficial owner of the shares of common stock they hold by virtue of its authority to make decisions regarding the voting and disposition of such shares. See note (4) for more information regarding the holdings of other Centennial entities. Mr. Goldman, who is one of five managing principals of Centennial Holdings VI, has no voting or investment power over any of these shares and disclaims beneficial ownership of any of these shares except to the extent of his pecuniary interest in them. The address for Centennial Fund VI is 1428 Fifteenth Street, Denver, Colorado 80202.
(7) Shares beneficially owned by Providence Equity Partners L.P. include 833,334 shares of common stock issuable upon conversion of shares of non-voting common stock and 2,552,784 shares of common stock held by Providence Equity Partners L.P. and 47,215 shares of common stock held by Providence Equity Partners II L.P., an entity affiliated with Providence Equity Partners L.P. Mr. Masiello, who is a managing director of Providence Equity Partners Inc., the investment advisor to Providence Equity Partners L.P. and Providence Equity Partners II L.P., has no voting or investment power over these shares and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in them. The address for Providence Equity Partners L.P. and Providence Equity Partners II L.P. is 50 Kennedy Plaza, 900 Fleet Center, Providence, Rhode Island 02903.
(8) Includes 670,831 shares of common stock issuable upon the exercise of options held by Mr. D'Ottavio that will be exercisable as of June 1, 2001.
(9) Includes 237,706 shares of common stock issuable upon the exercise of options held by Mr. Simmons that will be exercisable as of June 1, 2001, 200 shares Mr. Simmons holds as custodian for his children and 250 shares held by Mr. Simmons' spouse.
(10) Includes 204,581 shares of common stock issuable upon the exercise of options held by Ms. Graham that will be exercisable as of June 1, 2001.
(11) Includes 204,581 shares of common stock issuable upon the exercise of options held by Mr. Nydell that will be exercisable as of June 1, 2001.
(12) Includes 48,437 shares of common stock issuable upon the exercise of options held by Mr. Shephard that will be exercisable as of June 1, 2001.
(13) Includes 66,666 shares of common stock issuable upon the exercise of options held by Mr. Battista that will be exercisable as of June 1, 2001.
(14) Includes 52,777 shares of common stock issuable upon the exercise of options held by Mr. Breen that will be exercisable as of June 1, 2001.
(15) Includes 2,063,148 shares held by BCI Growth V, L.P., 40,609 shares held by BCI Investors LLC and 2,010 held by Mr. Eley. Mr. Eley is a general partner of BCI Growth V and, as such, may be deemed to share voting and investment power over these shares. Mr. Eley disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in them.
(16) Includes 2,000 shares held by Mr. Puente's spouse and 69,444 shares of common stock issuable upon the exercise of options held by Mr. Puente that will be exercisable as of June 1, 2001.
(17) Includes 7,070,432 shares of common stock currently held and 1,699,812 issuable upon the exercise of options as of June 1, 2001 by our directors and executive officers.

                              RELATED TRANSACTIONS

   The following table gives information about purchases of our common stock from us, other than through exercises under our stock option plan, since January 1, 2000 by our directors, executive officers or persons who hold 5% or more of our stock, or entities affiliated with these persons, where the price of the stock purchased was $60,000 or more:

                   Stock Purchases by our Common Shareholders

                                                                                           Number of
                                                                                Aggregate  Shares of
                                                                                 Purchase   Common
                                                                     Date of    Price (In    Stock
   Purchaser                  Additional Relationship to VIA        Purchase    thousands) Purchased
   ---------                  ------------------------------      ------------- ---------- ---------
Edward Breen............  director                                January 2000    $  488     50,000

Norwest Equity Capital..  Eric Torgerson, a director, is a
                          general partner of Norwest Equity
                          Partners                                February 2000    5,671    270,049

Providence Equity
 Partners L.P. and
 Providence Equity        Mark Masiello, a director, is a         February 2000    2,100    100,000
 Partners II L.P........  managing director of Providence Equity
                          Partners Inc., and is a member of the
                          general partner of Providence's private
                          equity funds

Boston Millennia
 Partners and affiliated  5% shareholder at the time of the       February 2000    2,223    105,869
 entity.................  transaction

   In December 1998, we purchased stock totaling 51% of the outstanding stock of Dialdata S.A. Internet Systems, located in Brazil, from Dialdata and from some of Dialdata's shareholders. Antonio A.V. Tavares owned 19.2% after our acquisition. In February 2000 we acquired the remaining minority interest in Dialdata and Mr. Tavares received $602,800 and 12,301 shares of VIA common stock in exchange for his shareholding in Dialdata.

                            STOCK PERFORMANCE GRAPH

   The graph below shows the performance of the Company's common stock assuming $100 invested on February 11, 2000 together with the performance of the Nasdaq U.S. and Foreign Stock Index and the Nasdaq Telecommunications Index(R) over the period beginning on the date of our initial public offering on February 11, 2000 through the end of fiscal year 2000.

    Comparison of Total Return from Date of Initial Public Offering through
                               December 31, 2000

PERFORMANCE GRAPH:
-----------------
VIA: 100, 53.325, 30.992, 19.322, 7.655
Nasdaq telecommunications index: 100, 96.147, 75.836, 60.741, 38.897
Nasdaq US and Foreign Stock index: 100, 104.081, 90.210, 83.318, 55.858

               SHAREHOLDER PROPOSALS FOR THE 2002 PROXY STATEMENT

   Shareholder proposals that are intended to be voted upon at VIA's annual meeting held in 2002 must be received by the Company no later than December 21, 2001 in order to be considered for inclusion in VIA's proxy materials for the 2002 annual meeting. Please send any shareholder proposals to VIA NET.WORKS, Inc., 12100 Sunset Hills Road, Suite 110, Reston, Virginia 20190, Attn:
Investor Relations, with a copy to the Company's General Counsel. In addition, any shareholder who wishes to propose a nominee to the board of directors or submit any other matter to a vote at the 2002 annual meeting of shareholders (other than a shareholder proposal included in VIA's proxy materials pursuant to SEC Rule 14a-8) must deliver the proposal to the Secretary of VIA at VIA's principal executive offices so that it is received by the Secretary of VIA no earlier than February 22, 2002, and no later than March 24, 2002, and must comply with the advance notice provisions and other requirements of Article 2,
Section 2.2 of VIA's Bylaws, which are on file with the Securities and Exchange Commission and may be obtained from the Secretary of VIA upon request.

                                 OTHER MATTERS

   The board of directors is not aware of any other matters to be presented at the annual meeting. If other matters properly come before the annual meeting, the proxies will be voted in accordance with the best judgment of the persons voting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Matt S. Nydell
                                          Matt S. Nydell
                                          Vice President, General Counsel and
                                           Secretary

Reston, Virginia
Dated: April 20, 2001

                                                                      Appendix A

                              VIA NET.WORKS, INC.

                            AUDIT COMMITTEE CHARTER

   The audit committee of the board of directors shall assist the board in monitoring (1) the integrity of the financial statements of the company, (2) the company's compliance with legal and regulatory requirements and (3) the independence and performance of the company's internal and external auditors.

   The membership of the audit committee shall consist of at least three members of the board of directors, who shall serve at the pleasure of the board of directors and be designated by the full board of directors, and who shall meet the following criteria:

     1. Each member of the audit committee must be an independent director within the meaning of the applicable rules of any securities exchange on which the company's securities are traded or, if applicable, the Nasdaq National Market.

     2. Each member of the audit committee must be able to read and understand fundamental financial statements, including the company's balance sheet, income statement, and cash flow statement, or become able to do so within a reasonable period of time after his or her appointment to the audit committee.

     3. At least one member of the audit committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

   The audit committee shall make regular reports to the board.

   In meeting its responsibilities, the audit committee is expected to:

      1. Review and reassess the adequacy of the committee's charter annually and recommend any proposed changes to the board of directors for approval.

      2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the company's system of internal controls.

      3. Determine whether to recommend to the board of directors that the annual audited financial statements be included in the company's annual report on Form 10-K.

      4. Review with management and the company's independent auditors any significant financial reporting issues raised by them in connection with the preparation of the company's financial statements.

      5. Review proposed major changes to the company's auditing and accounting principles and practices that are brought to the attention of the audit committee by independent auditors, internal auditors or management.

      6. Recommend to the board of directors the independent auditors to be engaged.

      7. Confirm and assure the independence of the independent auditors by:

       a. Obtaining from the independent auditors a formal written statement delineating all relationships between the independent auditors and the company, consistent with Independence Standards Board Standard 1.

       b. Actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.

       c. Taking, or recommending that the full board of directors take, appropriate action to oversee the independence of the independent auditors.

      8. Review the performance of the independent auditors and, if so determined by the audit committee, recommend that the board replace the independent auditors.

      9. Review the appointment and replacement of the senior internal auditing executive, if any.

     10. Review any significant reports to management prepared by the internal auditing department, if any, and management's responses.

     11. Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

     12. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     13. Review with the independent auditors any management letter provided by the auditors and management's response to that letter.

     14. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.

     15. Review with the board as necessary in the audit committee's judgment the company's policies and procedures regarding compliance with applicable laws and regulations and with the company's code of conduct, if any.

     16. Review with counsel legal matters that are brought to the audit committee's attention and that may have a material impact on the financial statements, the company's compliance policies and material reports or inquiries received from regulatory bodies.

     17. Meet no less than once each fiscal quarter, and at least annually with the chief financial officer, the senior internal auditing executive, if any, and the independent auditor in separate executive sessions.

   The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation. The committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

   The company's independent auditors are ultimately accountable to the board of directors of the company and to the audit committee, as representatives of the shareholders of the company. The board of directors and the audit committee, as representatives of the company's shareholders, have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors.

   While the audit committee has the responsibilities and powers set forth in this charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the company's code of conduct, if any.

--------------------------------------------------------------------------------
  The Board of Directors recommends a vote FOR Item 1.         Please mark
                                                               your votes as [X]
                                                               indicated in
                                                               this example

                                   FOR all nominees       WITHHOLD AUTHORITY
  Item 1-ELECTION OF DIRECTORS    listed to the left    for all nominees listed
  Nominees:                                                 to the left

                                                                                                                    YES      NO
  01 Stephen J. Eley                       [_]                   [_]                      I PLAN TO ATTEND THE      [_]     [_]
  02 William A. Johnston                                                                  MEETING
  03 Mark J. Masiello

  INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below

  ___________________________________________

  ___________________________________________

  ---------------------------------------------------  =========================
                                                             COMPANY NUMBER:

                                                             PROXY NUMBER:

                                                             ACCOUNT NUMBER:

  ---------------------------------------------------  =========================

  Signature ______________________ Signature ______________________ Date _______

  NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------
              .  FOLD AND DETACH HERE AND READ THE REVERSE SIDE .


                        -------------------------------
          [ICON]               VOTE BY TELEPHONE              [ICON]
                         QUICK *** EASY *** IMMEDIATE
                        -------------------------------

                              VIA NET.WORKS, INC.

  .  You can now vote your shares through the telephone.
  .  24 hours/day - 7 days/week
  .  This eliminates the need to return the proxy card.
  . Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned to proxy card.

  TO VOTE YOUR PROXY BY MAIL
  --------------------------

  Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

  TO VOTE YOUR PROXY BY PHONE
  ---------------------------
  1-800-293-8533

  Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

                 PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED
                 --------------------------------------------
                                   BY PHONE
                                   --------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              VIA NET.WORKS, INC.

     The undersigned shareholder(s) of VIA NET.WORKS, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement each dated April 20, 2001. The undersigned hereby appoints David M. D'Ottavio and Matt S. Nydell, proxies and attorneys-in-fact, with full power of substitution for each, on behalf of and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Shareholders of VIA NET.WORKS, Inc. to be held on Wednesday, May 23, 2001, and at any adjournments of the Annual Meeting, and to vote all shares of common stock that the undersigned would be entitled to vote as if they were personally present, on the matters set forth on the reverse side.

     THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION INDICATED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS LISTED ON THE REVERSE SIDE, AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OF THE MEETING.

     SEE REVERSE SIDE

     CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE

--------------------------------------------------------------------------------
                          .  FOLD AND DETACH HERE  .

                        ANNUAL MEETING OF SHAREHOLDERS
                   ALL SHAREHOLDERS ARE CORDIALLY INVITED TO
               ATTEND THE ANNUAL MEETING OF VIA NET.WORKS, INC.
                            WEDNESDAY, MAY 23, 2001
                                   8:30 A.M.
                             HYATT REGENCY RESTON
                            1800 PRESIDENTS STREET
                            RESTON, VIRGINIA 20190

     YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE OTHER SIDE OF THIS CARD. OR, IF YOU ARE A SHAREHOLDER OF RECORD, USE THE TOLL-FREE TELEPHONE NUMBER
SET FORTH ON THE REVERSE SIDE OF THIS PROXY CARD TO AUTHORIZE A PROXY TO VOTE YOUR SHARES. YOU WILL REDUCE VIA'S EXPENSE IN SOLICITING PROXIES IF YOU AUTHORIZE A PROXY TO VOTE BY TELEPHONE.

--------------------------------------------------------------------------------